UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2008

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        James M. Sullivan, the Executive Vice President of Lodging Development of Marriott International, Inc. (the "Company"), announced to the Company on September 4, 2008 his intention to retire effective April 1, 2009.

Item 7.01.    Regulation FD Disclosure

On September 10, 2008, the Company announced (i) Mr. Sullivan's intention to retire effective April 1, 2009, and (ii) that Anthony G. Capuano, who is currently the Company's Executive Vice President Development, The Americas (which includes the Caribbean and Latin America), will assume the position of Executive Vice President of Lodging Development upon Mr. Sullivan's retirement. Mr. Capuano will transition to his new responsibilities over the next seven months.

A copy of the Company's press release announcing the matters described under Item 5.02 above and this Item 7.01 is attached hereto and furnished as Exhibit 99.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits. The following exhibit is furnished with this report:

        Exhibit 99 -   Press release issued on September 10, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: September 10, 2008	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

Exhibit Index

Exhibit No.	Description
EX-99.	Press release issued on September 10, 2008.